UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 28, 2007

Federal Home Loan Bank of New York
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51397	136400946
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 Park Avenue, Floor 5, New York, New York		10178-0599
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-441-6616

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Federal Home Loan Bank of New York (the "Bank") obtains most of its funds from the sale of debt securities, known as consolidated obligations, in the capital markets. Consolidated obligations, which consist of bonds and discount notes, are by regulation the joint and several obligations of the twelve Federal Home Loan Banks. The Federal Home Loan Banks are regulated by the Federal Housing Finance Board (the "Finance Board") and the Finance Board regulations authorize the Finance Board to require any Federal Home Loan Bank to repay all or a portion of the principal of or interest on consolidated obligations for which another Federal Home Loan Bank is the primary obligor. Consolidated obligations are sold to the public through the Office of Finance using authorized securities dealers. Consolidated obligations are backed only by the financial resources of the twelve Federal Home Loan Banks and are not guaranteed by the United States government.

Schedule A sets forth all consolidated obligation bonds and discount notes committed to be issued by the Federal Home Loan Banks, for which the Bank is the primary obligor, on the trade dates indicated, other than discount notes with a maturity of one year or less that are issued in the ordinary course of business. Schedule A also includes any consolidated obligations with a remaining maturity in excess of one year, if any, for which we have assumed the primary repayment obligation from another Federal Home Loan Bank.

We may elect to change our method of reporting information on the issuance or assumption of consolidated obligations at any time. In reviewing the information in this Current Report on Form 8-K, please note:

• although consolidated obligations issuance is material to the Bank, we have not made a judgment as to the materiality of any particular consolidated obligation or obligations;
• Schedule A does not address any interest-rate exchange agreements (or other derivative instruments) which we may enter into as a result of our asset and liability management strategies and that may be associated, directly or indirectly, with one or more of the reported consolidated obligations;
• Schedule A will not enable a reader to track changes in the total consolidated obligations outstanding for which we are the primary obligor because Schedule A generally excludes consolidated obligation discount notes with a maturity of one year or less and does not reflect whether the proceeds from the issuance of the reported consolidated obligations will be used to, among other things, satisfy called or maturing consolidated obligations. We will report the total consolidated obligations outstanding for which we are the primary obligor in our periodic reports filed with the Securities and Exchange Commission; and
• the principal amounts reported on Schedule A represent the principal amount of the reported consolidated obligations at par, which may not correspond to the amounts reported in our financial statements prepared in accordance with generally accepted accounting principles contained in our periodic reports filed with the Securities and Exchange Commission, because the par amount does not account for, among other things, any discounts, premiums or concessions.

Item 8.01 Other Events.

Each month, the Chief Executive Officer of the Bank issues a ‘Report from the President’ (the "Report") to each shareholder. Such Reports may contain information that may be important to security holders. A copy of the Report to shareholders for the month of June 2007 issued on July 3, 2007 appears below.

July 3, 2007

TO: All Stockholders
(Individually Addressed)

SUBJECT: Report for the Month

At the Bank

Advances Averaged $60.1 Billion

In May, advances averaged $60.1 billion, up $800 million from April. Month-end advances totaled $60.5 billion. With the yield curve working out of its inversion, a number of member lenders are reconsidering their pricing tactics on both sides of the balance sheet, specifically calculating the true cost of raising deposits in order to maximize net interest margins. The FHLBNY offers a variety of competitively-priced advances with flexible structures and maturities to assist with smart asset/liability management.

Should you have any questions on how the FHLBNY can help meet your liquidity needs, please contact Jim Gilmore, Senior Vice President, Head of Sales and Marketing, at 212-441-6812 or Adam Goldstein, Vice President, Director of Sales and Marketing, at 212-441-6703.

Nominations Period Opening for 2007 Election of Directors of the Home Loan Bank

On July 9, 2007, nomination certificates and related information regarding the 2007 Director election process will be mailed to all eligible participating stockholders in New Jersey and New York. Two seats from New Jersey and two seats from New York are up for election this year. No seats for Puerto Rico and the U.S. Virgin Islands will be up for election this year. Each of the individuals elected will serve a three-year term starting on January 1, 2008. The deadline to return your nomination certificates to the FHLBNY is 5:00 p.m. on August 8, 2007.

A Comment on the Subprime Mess

The front page of the June 27 Wall Street Journal had a provocative yet accurate headline Lending a Hand: How Wall Street Stoked the Mortgage Meltdown. The article pointed out that a generation ago housing finance was different bankers took in deposits, lent out money to homebuyers, and collected interest and principal until the mortgages were paid. Wall Street was not much involved. Now it plays a central role.

Wall Street firms provide working capital that allows thousands of loosely regulated mortgage firms to make loans. After lenders sign up consumers for home loans, investment houses pool the income streams into mortgage-backed securities. They are then sold to yield-hungry investors around the world.

Earlier this month, the American Banker and the Washington Times ran my commentary piece in which I make the same observations. But I added the point known to community member lenders of the Home Loan Bank: if the community banker had been involved in the origination of these mortgages in the first place, we would not be facing the subprime hurricane that is beginning to make landfall and that will, in the end, cause the loss of many homes, billions of dollars, and devastate many, many lives.

I believe it is important that we remind our policymakers at the local, state, and federal levels that, whatever solutions may be applied to the subprime mess, the community bankers will continue to be there to make responsible loans. Yes, the community banker has access to the world’s capital markets through the Home Loan Banks and other regulated government-sponsored enterprises. But the community banker never loses his or her focus on the people on Main Street who are customers and neighbors -- today and every day.

Attached is a copy of my commentary "Subprime: Not a Wonderful Life" that ran in the Washington Times on June 6, 2007. I hope you take a few minutes to read these observations on the subprime fiasco.

The Home Loan Bank team thanks you for your use of our products and services to expand the responsible availability of mortgage credit, to compete effectively in your market, and to promote strong communities. And we hope each of you has an enjoyable weekend in Celebration of Our Nation’s Birthday.

Sincerely,

Alfred A. DelliBovi, President

Attachment

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This report contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as "projected," "expects," "may," or their negatives or other variations on these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Schedule A, containing information pertaining to consolidated obligations.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of New York

July 3, 2007	By:	/s/ Patrick A. Morgan

Name: Patrick A. Morgan
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Schedule A, containing information pertaining to consolidated obligations.
99.2	Commentary "Subprime: Not a Wonderful Life" by Alfred DelliBovi, President of the Federal Home Loan Bank of New York.